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                                                                    EXHIBIT 99.1

                         AMENDMENT NO. 3 TO CREDIT AGREEMENT

         This Amendment dated as of February __, 2003, by and among JPE, Inc., a Michigan corporation ("JPE"), Plastic Trim, Inc., an Ohio corporation and JPE Finishing, Inc., an Ohio corporation (all of the foregoing companies being collectively identified as "Companies" and individually as a "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan ("Bank").

                                    RECITALS

         A. Companies, Dayton Parts, Inc. ("Dayton"), Brake, Axle and Tandem Company ("BAT") and Bank entered into that certain Credit Agreement dated as of February 7, 2001, as amended by two amendments ("Agreement").

         B. Bank has released Dayton and BAT from their obligations under the Agreement.

         C.       Companies and Bank desire further to amend the Agreement.

         The parties agree as follows:

         1. The definition of "Margin" set forth in Section 1 of the Agreement is amended to read as follows:

                  "'Margin' shall mean two percent (2%)."

         2. The definition of "Revolving Credit Commitment Amount" set forth in Section 1 of the Agreement is amended to read as follows:

                  "'Revolving Credit Commitment Amount' shall mean Nine Million Dollars ($9,000,000)."

         3. The definition of "Revolving Credit Maturity Date" set forth in Section 1 of the Agreement is amended to read in its entirety as follows:

                  "'Revolving Credit Maturity Date' shall mean June 1, 2003."

         4. The definition of "Applicable Commitment Fee Percentage" set forth in Section 1 is amended to read as follows:

                  "'Applicable Commitment Fee Percentage' shall mean one half of one percent (1/2%)."

         5. The following definition of "Availability" is added to Section 1 of the Agreement.

                  "'Availability' shall mean as of any date of determination the amount obtained by subtracting from the lesser of (a) the Revolving Credit Aggregate Commitment and (b) the borrowing

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                  base in effect under the Advance Formula Agreement based on the most recent borrowing base certificate an amount equal to the Advances as of such date of determination."

         6. Companies may not elect the Eurodollar-based Rate as the Applicable Interest Rate.

         7.       Section 3A of the Agreement is amended to read as follows:

                  "[Intentionally Left Blank.]"

         8. Section 7.1(d) is amended to provide that Companies shall provide to the Bank a borrowing base report on Wednesday of each week as of Friday of the preceding week.

         9.       Section 7.11 of the Agreement is amended to read as follows:

                  "Maintain at all times Availability of not less than $500,000."

         10. Section 7.12 of the Agreement is amended to read in its entirety as follows:

                  "[Intentionally Left Blank.]"

         11. Companies agree that the remittance basis provisions of the Security Agreements executed by Companies shall apply effective upon the execution of this Amendment.

         12. In consideration of the amendments set forth herein, upon execution of this Amendment, Companies shall pay Bank a nonrefundable amendment fee of $200,000.

         13. The above amendments shall be effective as of the date set forth above, upon execution of this Amendment by the parties hereto, payment to Bank of the amendment fee required under paragraph 12 above, and delivery by Companies to Bank of the documents identified on the Closing Agenda annexed hereto, duly executed by the parties thereto.

         14. Bank hereby consents to the sale of Dayton and BAT provided that 100% of the net proceeds of the sale are paid to the Bank immediately upon such sale.

         15. Except as expressly modified hereby, all the terms and conditions of the Agreement shall remain in full force and effect. The waivers set forth herein shall not extend to any other Event of Default or affect any obligation, covenant, agreement or default not expressly waived herein.

         16. Each of the Companies hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and

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instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties made by such Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Companies set forth in Section 6.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Companies in accordance with Section 7.1of the Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

         WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK                       JPE, INC.

By:________________________         By:_____________________________________

Its:_______________________         Its:____________________________________

                                    PLASTIC TRIM, INC.

                                    By:_____________________________________

                                    Its:____________________________________

                                    JPE FINISHING, INC.

                                    By:_____________________________________

                                    Its:____________________________________

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                                JPE, INC., ET AL.

                                  COMERICA BANK

                                FEBRUARY __, 2003

1.       Amendment No. 3 to Credit Agreement

2.       Revolving Credit Note

3.       Advance Formula Agreement

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